Exhibit 99.1

Press Release

FREYR Battery, Finnish Minerals Group and the City of Vaasa to Explore
Industrial Scaling of Battery Cell Technology and Production in Finland

LUXEMBOURG August 12, 2021, FREYR Battery (“FREYR”), a developer of clean, next-generation battery cell production capacity, has entered into two non-binding memoranda of understanding (“MoU”) with Finnish Minerals Group and the City of Vaasa, respectively, for strategic collaborations on potential development of industrial scale battery cell technology and production in Finland.

The Nordic region offers competitive advantages for sustainable, low-carbon battery cell production at scale through low-cost renewable energy, local supply of battery raw materials and highly skilled employees.

FREYR plans to develop up to 43 GWh of battery cell production capacity by 2025 with an ambition of up to 83 GWh in total capacity by 2028 to position the company as one of Europe’s largest battery cell suppliers.

Finnish Minerals Group acts as a holding company in Finnish mining and chemical industry providing low-carbon materials to the battery industry and is supportive of establishing local Nordic and European battery technology supply chains. The MoU with the City of Vaasa provides FREYR with the exclusive right to a 90-hectare (900,000 square meters) site for a potential battery cell plant and states that the parties will explore opportunities for joint site-development to accelerate supply of low-carbon and low-cost batteries in Finland.

“Developing strong regional value chains for the supply of sustainable, low-carbon battery materials to our planned factories in Norway and potential factories in the Nordic region with short-travelled materials is a key element of FREYR’s ambition of providing battery cells produced with the industry’s lowest CO2-footprint and high ESG (Environmental, Social and Governance) standards to all our customers,” said Torstein Dale Sjøtveit, the Founder and Executive Chairman of FREYR. “We look forward to exploring a potential industrial scaling of battery cell technology including development of both traditional and next-generation production capacity together with Finnish Minerals Group.”

“Vaasa offers an attractive location for a Gigafactory inside the EU with access to local, short-travelled raw materials, abundant renewable power and cooling water, plus an existing cluster of leading suppliers for the battery value chain,” said Tom Einar Jensen, the CEO of FREYR. “The natural advantages offered by the area combined with the Vaasa region’s forward-thinking leadership, planning and actions to take a pole position within the EU and sustainable battery cell manufacturing, provides a strong foundation for a potential long-term cooperation.”

Finnish Minerals Group manages the Finnish State’s mining industry shareholdings and is working actively to develop a local lithium-ion battery value chain and engaged in long-term technology development of the mining and battery industry. Finland is the largest nickel producer in the EU, and the only EU member state with industrial scale cobalt production. Production of lithium is also expected to commence in Finland over the next few years.

“One of Finnish Minerals Group’s strategic objectives is to create a sustainable battery value chain in Finland. As part of this, our objective of introducing precursor and cathode active material production investments is already well progressed. Now our disclosed strategic partnership with FREYR marks the next logical step in our work to put Finland on the map of European cell plant projects. FREYR has the right ambitions of speed and scale, and we share the same commitment to ESG as fundamental value drivers, “ says Matti Hietanen, CEO of Finnish Minerals Group.

In 2017, the City of Vaasa started developing an area 12 km southeast of the city centre to create a cluster focused on the entire battery value chain, known as the GigaVaasa area. The ambition was to create an innovative and sustainable environment for developing green batteries by enabling a vertically integrated production of battery materials and cells to meet rapidly growing demand from electrical vehicles and the European electrical and work machine industry, and to support the electrification and transformation of the Finnish energy technology industry. FREYR holds an exclusive right up until 22 of July 2022 to the selected 90-hectares subject to certain conditions related to the progress of the project being met. The site is adjacent to a battery cathode material production facility planned by Johnson Matthey in strategic partnership with Finnish Minerals Group.

“We are proud to welcome FREYR to our City as a potential partner in our work to facilitate the next stage of development of modern, sustainable export industry in the Vaasa region. We are confident that a modern production plant for low-carbon battery cells supported by a qualified workforce and sustainable natural resources will benefit our local area and Finland as well as make a great fit to the EnergyVaasa ecosystem,” said Tomas Häyry, the Mayor of Vaasa. “We believe the FREYR management team’s extensive project experience and focus on safely and rapidly scaling industrial battery cell production make the company a strong potential partner for us. Furthermore, we share a strong Nordic approach and commitment to environmental, social and governance topics.”

With these planned joint efforts, FREYR Battery, Finnish Minerals Group and the City of Vaasa intend to make an important step towards the development of sustainable battery cell production at scale in Finland, building on the natural competitive advantages of this already zoned location in Vaasa. Potential GWh capacity, technology platform and investment levels, are all parameters which will be decided as part of the future process. Freyr has initiated preparations for the Environmental Impact Assessment (EIA), with the ambition to start production of battery cells in 2025, subject to entering into definitive agreements, obtaining necessary permits and bringing the project to final investment decision. The potential battery cell production is expected to create a large number of attractive jobs and positive multiplier effects, the exact number, however, is too early to quantify at this stage.

***

About FREYR Battery

FREYR plans to develop up to 43 GWh of battery cell production capacity by 2025 with an ambition of up to 83 GWh in total capacity by 2028 to position the company as one of Europe’s largest battery cell suppliers. Five of the facilities will be located in the Mo i Rana industrial complex in Northern Norway, leveraging Norway’s highly skilled workforce and abundant, low-cost renewable energy sources from hydro and wind in a crisp, clear and energized environment. FREYR will supply safe, high energy density and cost competitive clean battery cells to the rapidly growing global markets for electric vehicles, energy storage, and marine applications. FREYR is committed to supporting cluster-based R&D initiatives and the development of an international ecosystem of scientific, commercial, and financial stakeholders to support the expansion of the battery value chain in our region. For more information, please visit www.freyrbattery.com.

About Finnish Minerals Group

The mission of Finnish Minerals Group is to responsibly maximise the value of Finnish minerals. We manage the State’s mining industry shareholdings and strive to develop the Finnish value chain of lithium-ion batteries. In addition, we are engaged in long-term technology development of the mining and battery industry. Through our work, we contribute to Europe moving towards electric transport and a more sustainable future. www.mineralsgroup.fi

About Vaasa

The Nordic Energy Capital Vaasa is a unique combination of modern internationalism, young enthusiasm, innovative know-how as well as peace and tranquillity of the sea and the unique nature. In Vaasa, energy is a positive force that is not only visible in business, but also in people's everyday lives and the development of the city. Technologies are being developed in the Vaasa region for a cleaner, more sustainable and more energy efficient world. The region’s industry produces more than 30% of Finland's energy technology exports, a significant part of which is renewable energy technologies. The largest energy cluster in the Nordics is located in the Vaasa region. Our work is about new energy technologies, and our passion is to save the world.

Forward-looking Statements
The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, including, without limitation, regarding the development, timeline, capacity and other usefulness of FREYR’s Customer Qualification Plant and planned Gigafactories, including any potential Gigafactory in Finland, the development and commercialization of 24M SemiSolid technology, FREYR’s manufacturing capacity relative to other market participants, and the development of customer and supplier relationships are forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside FREYR’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to the following: (i) FREYR faces significant barriers in its attempts to scale and commercialize the SemiSolid lithium-ion battery platform cell technology and related manufacturing processes, which may not be successful, (ii) FREYR may encounter substantial delays in the development, manufacture, regulatory approval, and launch of FREYR’s battery cells and building out of the CQP or other planned plants, which could prevent FREYR from commercializing products on a timely basis, if at all, (iii) FREYR’s licensing strategy relies heavily on 24M’s process and technology, and any disagreements with 24M may impede FREYR’s ability to maximize the benefits of its licensing strategy, and (iv) FREYR may not be able to engage target customers successfully and convert such contacts into meaningful orders in the future. FREYR cautions that the foregoing list of factors is not exclusive. Additional information about factors that could materially affect FREYR is set forth under the “Risk Factors” section in FREYR’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on March 26, 2021, as amended, and available on the SEC’s website at www.sec.gov.

Except as otherwise required by applicable law, FREYR disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Should underlying assumptions prove incorrect, actual results and projections could different materially from those expressed in any forward-looking statements.

FREYR Battery contact information

For investor inquiries, please contact:

Jeffrey Spittel, Vice President, Investor Relations

jeffrey.spittel@freyrbattery.com

Tel: (+1) 281-222-0161

Harald Bjørland, Investor Relations

harald.bjorland@freyrbattery.com

Tel: (+47) 908 58 221

For media inquiries, please contact:

Hege Norheim, EVP, Human Resources, Sustainability and Communication

hege.norheim@freyrbattery.com

Tel: (+47) 457 06 427

Finnish Minerals Group contact information

Matti Hietanen, CEO

matti.hietanen@mineralsgroup.fi

Tel: +358 40 823 8806

The City of Vaasa contact information

Tomas Häyry, Mayor, City of Vaasa, Mayor

Email tomas.hayry@vaasa.fi

Tel: +358 40 540 5412